Exhibit C

Lock-up Agreement

July 2, 2021

JEFFERIES LLC

COWEN AND COMPANY, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

GUGGENHEIM SECURITIES, LLC

As Representatives of the several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, 11th Floor

New York, New York 10019

and

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

RE: Imago BioSciences, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an executive officer or director of the Company or owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”), or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC (“Jefferies”), Cowen and Company, LLC (“Cowen”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Guggenheim Securities, LLC (“Guggenheim Securities” and, together with Jefferies, Cowen and Stifel, the “Representatives”) will act as the representatives of the several underwriters (collectively, the “Underwriters”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will use reasonable best efforts to cause any Family Member not to), without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

•

Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration (other than in connection with the exercise of registration rights pursuant to any agreement referred to in the Prospectus; provided that such exercise of registration rights does not result in the public filing of a registration statement during the Lock-up Period by the Company and, for the avoidance of doubt, a confidential submission of such registration statement with the Securities and Exchange Commission shall not constitute a public filing during the Lock-up Period), or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the Underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to:

(i) transactions relating to Shares or Related Securities acquired in the Offering or in open market transactions after the completion of the Offering; provided, however, if the undersigned is an officer or director of the Company, the foregoing exception shall not apply to any Shares or Related Securities purchased or otherwise received pursuant to a directed share program in the Offering;

(ii) transfers of Shares or Related Securities (x) by gift, including, without limitation, to a charitable or educational organization, (y) by will or intestate succession to the legal representative, heir, beneficiary or any Family Member of the undersigned, or (z) to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; provided, however, that such transfer is not for consideration;

(iii) transfers or dispositions of Shares or Related Securities to (x) a Family Member, (y) a trust formed for the direct or indirect benefit of the undersigned or an Immediate Family Member or (z) any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which, in each case, are held by the undersigned or any Family Member;

(iv) transfers of Shares or Related Securities by operation of law pursuant to a qualified domestic order, divorce decree, separation agreement or other court order or in connection with a divorce settlement;

(v) if the undersigned is a corporation, partnership, limited liability company, trust or other entity, distributions or transfers of Shares or Related Securities to (x) another corporation, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, (y) any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (z) limited partners, general partners, members, managers, managing members, stockholders, beneficiaries or other equity holders of the undersigned or of the entities described in the preceding clauses (x) and (y);

(vi) transfers or dispositions of Shares to the Company (x) to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting, exercise or settlement of equity awards granted pursuant to the Company’s equity incentive plans or (y) pursuant to a net exercise or cashless exercise by the stockholder of outstanding equity awards pursuant to the Company’s equity incentive plans (the terms “net” or “cashless” exercise being intended to mean the surrender of a portion of the option shares or previously owned shares to the Company to cover payment of the exercise price); provided, however, that in each case, any such equity incentive plans exist as of the date of the Underwriting Agreement and are described in the Prospectus;

(vii) transfers or dispositions of Shares or Related Securities pursuant to a change of control of the Company (meaning the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Shares the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company) after the Offering that has been approved by the Company’s board of directors, provided, that in the event that such change of control is not completed, the Shares or Related Securities owned by the undersigned shall remain subject to the restrictions herein;

(viii) transfers or dispositions of Shares or Related Securities to the Company from an employee or other service provider of the Company upon death, disability or termination of employment or service, in each case, of such employee or service provider; or

(ix) transfers or disposition of Shares or Related Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above.

Notwithstanding the foregoing, it shall be a condition to any such transfer or distribution provided in:

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clauses (ii), (iii) and (v), that each transferee or distributee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee or distributee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee or distributee had been an original signatory hereto),

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clauses (ii), (iii), (v), and (ix), that, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, custodian, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in aggregate beneficial ownership of Shares below the number of Shares or Related Securities owned by the undersigned immediately prior to the Offering in connection with such transfer, and

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clauses (i), (v), (vi), and (viii), that, prior to the expiration of the Lock-up Period, if a Form 4, Form 5, Schedule 13D, Schedule 13G, Form 13F or Form 13H is required to be filed during the Lock-up Period reporting a reduction in aggregate beneficial ownership of Shares, such Form 4, Form 5, Schedule 13D, Schedule 13G, Form 13F or Form 13H shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in such clause, and (B) any securities still held by the undersigned pursuant to any transfer pursuant to clause (vi), remain subject to the terms and restrictions under this letter agreement, and the undersigned shall not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-up Period.

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may, without the consent of the Representatives, (i) exercise an option or other right to purchase or acquire Shares granted under any equity incentive plan or stock purchase plan of the Company, provided that the Shares issued to the undersigned upon such exercise shall continue to be subject to the restrictions on transfer set forth in this letter agreement, or (ii) establish or amend a trading plan pursuant to Rule 10b5-1 under the Exchange Act (as may be amended, a “10b5-1 Plan”) for the transfer of Shares or Related Securities, provided that such 10b5-1 Plan shall not provide for or permit any transfers, sales or other dispositions of Shares or Related Securities during the Lock-up Period and the entry into such 10b5-1 Plan is not publicly disclosed, including in any filing under the Exchange Act, during the Lock-up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

In addition, if the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares (each, a “Release”), the Representatives will notify the Company of the impending Release, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending Release by press release through a major news service at least two business days before the effective date of the Release. Any Release granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the Release is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that, during the Lock-Up Period, the Representatives Release any prohibition set forth in this letter agreement on the transfer of Shares held by any director, executive officer or Significant Holder (as defined below), the same percentage of the total number of outstanding Shares held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding Shares held by such director, executive officer or such Significant Holder on the date of such Release that are the subject of such Release shall be immediately and fully Released on the same terms from the applicable prohibition(s) set forth herein. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that (together with any investment funds affiliated with such person or entity) beneficially owns 2.5% or more of the total outstanding Shares as of the date of the Prospectus. Notwithstanding the foregoing, the provisions of this paragraph will not apply (1) if the Release is effected solely to permit a transfer not involving a disposition for value, (2) if the transferee agrees in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (3) in the case of any secondary underwritten public offering of Shares (including a secondary underwritten public offering with a primary component), (4) if the release or waiver is granted to any individual party (together with its affiliates) by the Representatives in an amount, individually or in the aggregate, less than or equal to $2,500,000 in value of Shares, or (5) if the Release is granted due to circumstances of an emergency or hardship as determined by the Representatives in their sole judgment. The Representatives shall use commercially reasonable efforts to promptly notify the Company of each such Release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters).

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

If (i) prior to the execution of the Underwriting Agreement, the Company, on the one hand, or the Representatives, on the other hand, notifies the other in writing that it does not intend to proceed with the Offering, (ii) the Company files an application to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is not executed on or before September 30, 2021 (provided that the Company may by written notice to the undersigned prior to September 30, 2021, extend such date for a period of up to an additional three months, in the event that the Underwriting Agreement has not been executed by such date), or (iv) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to the closing date of the Offering, then in each case, this letter agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable (except as contemplated by the immediately preceding paragraph) and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

CLARUS LIFESCIENCES III, L.P.
By: Clarus Ventures III GP, L.P., its General Partner
By: Blackstone Clarus III L.L.C., its General Partner
By: Blackstone Holdings II L.P., its managing member
By: Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ Robert W. Liptak
Name: Robert W. Liptak
Title: Senior Managing Director
Address: 101 Main Street, Cambridge, MA 02142
Email: Robert.liptak@blackstone.com

Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the 180th day after the date of the Prospectus.

•	“Prospectus” shall mean the final prospectus related to the Offering.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

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“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position,

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

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“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.